                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Melville Corporation:

     We consent to the use of our report included herein, and to the references to our firm under the headings "Selected Historical Financial Data" and "Experts" in the prospectus.

KPMG Peat Marwick LLP

Albany, New York
April 15, 1996